UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 20, 2007

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The Registrant issued a press release on March 26, 2007 announcing that it has received correspondence from the Federal Deposit Insurance Corporation (FDIC) approving the application for FDIC deposit insurance made by the Registrant’s proposed Utah Industrial Bank (Marlin Business Bank), subject to the conditions set forth in the Order issued by the FDIC.  The Registrant’s management team is in the process of reviewing and analyzing the conditions of the approval to understand their impact on the proposed bank and the Registrant’s overall operations.  The FDIC’s Order, the conditions of the approval and other related documents will be available on the FDIC’s website at www.fdic.gov.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Marlin Business Services Corp. on March 26, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

(Registrant)

Date March 26, 2007

/s/ Daniel P. Dyer

Daniel P. Dyer
Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release issued by Marlin Business Services Corp. on March 26, 2007.